SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.__)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Bulldog Investors, LLC

Attn: Phillip Goldstein

250 Pehle Avenue, Suite 708

Saddle Brook, NJ 07663

Phone: 201 881-7100

Fax: 201 556-0097

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

Definitive Proxy Statement [X]

Definitive Additional Materials [ ]

Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Putnam High Income Securities Fund

(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663

(201) 881-7111 // Fax: (201) 556-0097 // pgoldstein@bulldoginvestors.com

March 7, 2018

Dear Fellow Shareholders of Putnam High Income Securities Fund (PCF)

PCF’s recent performance has been poor relative to its peers. According to the Wall Street Journal, for the 52-week period ending March 2, 2018, PCF ranked 10th out of 13 closed-end funds that invest in convertible securities. Over that time span, shareholders have realized a market return of only 7%. By contrast, the top-ranked Gabelli Convertible and Income Securities (GCV) has returned 30%. That may be why GCV’s shares trade at a premium to net asset value while PCF’s shares languish at a discount.

We think it is time to give shareholders of PCF an opportunity to realize a price for their shares that is closer to NAV. Toward that goal, we are seeking your support for a proposal requesting a sizeable self-tender offer for PCF’s shares at or close to NAV. The incumbent trustees oppose this proposal. Why? We think they just don’t want to bite the hand that feeds them. Each of PCF’s so-called independent trustees receives more than $300,000 per annum to oversee Putnam’s mutual funds, so they are not inclined to support any proposal that adversely impacts Putnam’s revenues. That conflict of interest is why we are also proposing to elect seven Trustees who have no ties to Putnam and who will act solely in your interest, not Putnam’s.

IF YOU WANT TO VOTE FOR THE SELF-TENDER OFFER PROPOSAL, YOU MUST RETURN THE ENCLOSED GREEN PROXY CARD. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT’S PROXY CARD (EVEN IF YOU VOTED AGAINST THE BOARD’S NOMINEES), YOU MUST STILL VOTE OUR GREEN PROXY CARD IN ORDER TO ELECT OUR NOMINEES AS TRUSTEES.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

Very truly yours,

Phillip Goldstein
Principal
Bulldog Investors, LLC

PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF PUTNAM HIGH INCOME SECURITIES FUND FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC (“Bulldog Investors”) is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Putnam High Income Securities Fund (the “Fund”) of record as of February 5, 2018. We are soliciting a proxy to vote your shares at the 2018 Annual Meeting of Shareholders (the “Meeting”), which is scheduled for April 27, 2018. Please refer to the Fund’s proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about March 7, 2018.

INTRODUCTION

The Board of Trustees has determined to present two matters to be voted upon at the Meeting: a proposal to fix the number of trustees at (the current number of) twelve (Proposal 1A), and the election of twelve trustees (Proposal 1B). In addition, at the Meeting, Full Value Partners, L.P., a shareholder affiliated with us, intends to present a non-binding proposal requesting that the Board of Trustees authorize a self-tender offer for at least 50% of the outstanding common shares of the Fund at or close to net asset value (NAV) (Proposal 2), and a proposal to fix the number of trustees at seven (Proposal 3). (If Proposal 2 is approved by shareholders, the board could elect to implement it by directing the Fund’s investment advisor to sell enough portfolio securities to pay for tendered and accepted shares.) We are soliciting a proxy to vote your shares AGAINST the proposal to fix the number of trustees at twelve, FOR the election of the seven nominees named below, and FOR the two shareholder proposals.

REASONS FOR THE SOLICITATION

We believe a seven-trustee board is sufficient to oversee the Fund. We also believe a significant self-tender offer at or close to NAV should be conducted in order to afford shareholders an opportunity to realize a price above the market price and that our nominees, if elected, will implement such a proposal if it is approved by shareholders.

HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted AGAINST the proposal to fix the number of trustees at twelve, FOR the election of the seven nominees named below as trustees, and FOR the two shareholder proposals. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of thirty percent of the shares entitled to vote are represented at the Meeting. As of February 5, 2018, there were 12,935,965.942 shares outstanding. Each share is entitled to one vote. The election of a trustee requires the affirmative vote of a plurality of the votes cast, i.e., the nominees receiving the most votes will be elected. A majority of the votes cast is required to approve all other proposals. Since there are competing proposals to fix the number of trustees, we presume that the number of trustees (either seven or twelve) will be determined by which of the competing proposal receives the most votes. An abstention or a broker non-vote will have no effect on the election of trustees or whether a proposal is approved.

REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1A. FIXING THE NUMBER OF TRUSTEES AT TWELVE

The Board intends to propose that shareholders fix the number of trustees at the current number of 12. However, it does not provide a reason for its recommendation and we believe it is unnecessary to have so many trustees. Therefore, unless instructions to the contrary are given, your proxy will be voted against this proposal.

PROPOSAL 1B: ELECTION OF TRUSTEES

Our affiliate intends to nominate the following seven persons for election as trustees, none of whom personally owns any shares of the Fund except for 10,772 shares beneficially owned jointly by Mr. Goldstein and his wife, 6,241 shares beneficially owned by Mr. Goldstein, 933 shares beneficially owned by Mr. Dakos, and 1,178 shares owned by Mr. Hellerman as of February 5, 2018. In addition, Mr. Das’ wife beneficially owns 1,003 shares. Each nominee has consented to be nominated and, if elected, to serve as a trustee. The primary reason for selecting our nominees is that we know them to be advocates for shareholders and they are not beholden to Putnam for their positions. Including such shares, as of February 5, 2018 Messrs. Goldstein and Dakos may be deemed collectively to beneficially own 1,988,604 shares of the Fund as a result of their roles with Bulldog Investors, whose clients are the ultimate beneficial owners of 1,970,658 of such shares. In particular, Messrs. Goldstein and Dakos are members of Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and are limited partners in one or more of such funds. Messrs. Goldstein and Dakos disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds.

There are no arrangements or understandings between any of our nominees and Bulldog Investors or any of its affiliates in connection with the nominations. None of our nominees are currently trustees of any funds in the “Putnam complex” of funds. Please refer to the Fund’s proxy soliciting material for additional information concerning the election of trustees and any other matters related to the Meeting.

Name, Address and Age*	Principal Occupation During the Past Five Years	Other Directorships held by Nominee During the Past Five years
Phillip Goldstein (73)

Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of the private investment partnerships in the Bulldog Investors group of private funds.

Chairman of the Mexico Equity & Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Director of Brookfield DTLA Fund Office Trust Investor; Trustee of Crossroads Liquidating Trust; Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd. (until 2013); Chairman of Emergent Capital, Inc. (until 2017).
Andrew Dakos (52)

Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of the private investment partnerships in the Bulldog Investors group of private funds.

President and Director of Special Opportunities Fund; Director of Swiss Helvetia Fund, Inc.; Director of Brookfield DTLA Fund Office Trust Investor; Trustee of Crossroads Liquidating Trust; Director of Brantley Capital Corporation (until 2013); Director of the Mexico Equity & Income Fund (until 2015); Director of Emergent Capital, Inc. (until 2017).
Rajeev Das (49)

Principal of the general partner of the private investment partnerships in the Bulldog Investors group of investment funds; Head Trader of Bulldog Investors, LLC., an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company.

Director and Chairman of the Audit Committee of the Mexico Equity & Income Fund; Vice President of Special Opportunities Fund, Inc.

Richard Dayan (75)

President and owner of Cactus Trading, an importer and exporter of clothing and accessories. Mr. Dayan formerly served for fifteen years as controller for Biltmore Textiles, a major textile company. Prior to that, he was an auditor for a public accounting firm.

Director of Emergent Capital, Inc. (until 2016).
Gerald Hellerman (81)	Managing Director of Hellerman Associates (a financial and corporate consulting firm) from 1993 to December 31, 2013). Chief Compliance Officer of Mexico Equity and Income Fund, Inc. and Special Opportunities Fund, Inc.

Director, Mexico Equity and Income Fund, Inc.; Director, Special Opportunities Fund, Inc.; Director and Chair of the Audit Committee, MVC Capital, Inc.; Director, Ironsides Partners Opportunity Offshore Fund Ltd. (until 2017); Director and Chair of the Audit Committee of Emergent Capital, Inc.; Director (until 2017), Director of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) (until 2017); Trustee of Crossroads Liquidating Trust; Trustee of Fiera Capital Series Trust; Director, Brantley Capital Corporation (until 2013).

Ben H. Harris (50)

Mr. Harris currently serves as Administrator of Crossroads Liquidating Trust, having served as the CEO of Crossroads Capital, Inc. (Nasdaq: XRDC). He previously served as an investment professional for MVC Capital, Inc. (NYSE: MVC) and Administrator of Brantley Capital Corp. (Nasdaq: BBDC). Ben holds a J.D. and is a member of the Nebraska bar.

Mr. Harris serves as Chair or member of several Audit Committees alongside serving on numerous boards, including Nebraska Bank of Commerce, NBC Trust Company, Mountain View Bank of Commerce, and Special Opportunities Fund (NYSE: SPE).

Mortiz Sell (51)

Mr. Sell currently serves as a Principal at Edison Holdings GmbH (commercial real estate and venture capital). In addition, Mr. Sell currently serves as Senior Advisor to Markston International LLC, an independent asset manager. Formerly, a Senior Executive, Director, Market Strategist, and Head of Proprietary Trading (London Branch) at Landesbank Berlin AG (banking) and its predecessor, now holding company, Landesbank Berlin Holding AG (formerly named Bankgesellschaft Berlin AG) from 1996 to 2013.

Mr. Sell has been a director of Aberdeen Greater China Fund since 2012, Chairman of the Board of Aberdeen Singapore Fund since 2011, a director of Aberdeen Australia Equity Fund since 2004, and a director of The Swiss Helvetia Fund since 2017. From 2000-2004, Mr. Sell was a director of France Growth Fund and from 1998-1999 he was a director of Growth Fund of Spain.

*	Each nominee may be contacted by writing to him c/o Bulldog Investors, LLC, Park 80 West – Plaza Two, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663.

Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as trustees and will withhold on the election of any other nominees.

PROPOSAL 2. THE SHAREHOLDERS OF PUTNAM HIGH INCOME SECURITIES FUND (THE “FUND”) REQUEST THAT THE BOARD OF TRUSTEES AUTHORIZE A SELF-TENDER OFFER FOR AT LEAST 50% OF THE OUTSTANDING COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE (NAV). (This proposal is not binding.)

A significant self-tender offer at or close to NAV will afford shareholders an opportunity to realize a price above the market price. Although this proposal is not binding, if it is approved by shareholders, the Board could elect to implement it by directing the Fund’s investment advisor to sell enough portfolio securities to pay for tendered and accepted shares. Moreover, certain transaction costs may be incurred in conducting a tender offer.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3: THE NUMBER OF TRUSTEES SHALL BE FIXED AT SEVEN.

We believe a seven-trustee board is sufficient to oversee the Fund.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation and a similar solicitation we conducted last year, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $80,000 this year plus about $60,000 last year for a total of $140,000.

PARTICIPANTS

As of February 5, 2018, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owns 1,969,480 shares of the Fund which were purchased between November 20, 2015 and February 5, 2018. Separately, Mr. Goldstein and his wife jointly own 10,772 shares in street name which were purchased from August 2015 to October 2015; Mr. Goldstein individually owns 6,241 shares which were purchased from September 6, 2017 to January 30, 2018; Mr. Dakos owns 933 shares which were purchased in January 2018; Mr. Hellerman owns 1,178 shares; and Mr. Das’ wife owns 1,003 shares. No “participant” has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A “participant,” as defined by the SEC, includes Bulldog Investors, each of the aforementioned nominees, and each client advised by Bulldog Investors. The SEC’s definition of a “participant” may be misleading because it suggests that a “participant” has a greater role in a solicitation than may be the case.

March 5, 2018

PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF PUTNAM HIGH INCOME SECURITIES FUND (THE “FUND”) FOR THE FUND’S 2018 ANNUAL MEETING OF SHAREHOLDERS (THE “MEETING”).

The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an “x” in the appropriate [ ].)

1A. FIXING THE NUMBER OF TRUSTEES AT TWELVE.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

1B. ELECTION OF TRUSTEES.

[ ] FOR PHILLIP GOLDSTEIN	[ ] WITHHOLD AUTHORITY

[ ] FOR RAJEEV DAS	[ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS	[ ] WITHHOLD AUTHORITY

[ ] FOR RICHARD DAYAN	[ ] WITHHOLD AUTHORITY

[ ] FOR GERALD HELLERMAN	[ ] WITHHOLD AUTHORITY

[ ] FOR BEN H. HARRIS	[ ] WITHHOLD AUTHORITY

[ ] FOR MORITZ SELL	[ ] WITHHOLD AUTHORITY

2. A NON-BINDING PROPOSAL TO REQUEST THAT THE BOARD OF TRUSTEES AUTHORIZE A SELF-TENDER OFFER FOR AT LEAST 50% OF THE OUTSTANDING COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE (NAV).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. TO FIX THE NUMBER OF TRUSTEES AT SEVEN.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted AGAINST Proposal 1A, FOR the election of the above nominees as trustees (and TO WITHHOLD a vote for any nominees presented by the Board of Trustees), and FOR Proposals 2 and 3. The undersigned hereby acknowledges receipt of the proxy statement dated March 5, 2018 of Bulldog Investors and revokes any proxy previously executed.

Signature(s)	Dated: